Exhibit 99.2

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Financial Statements
Quarters Ended March 31, 2009 and 2008

Table of Contents	Page No.

Table of Contents	1

Consolidated Balance Sheets – March 31, 2009 and December 31, 2008	2 - 3

Consolidated Statements of Operations - Quarters Ended
March 31, 2009 and 2008	4

Consolidated Statements of Cash Flows - Quarters Ended
March 31, 2009 and 2008	6 - 7

Notes to Consolidated Financial Statements -
March 31, 2009 and 2008	8

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Balance Sheets
March 31, 2009 and December 31, 2008

ASSETS

	March 31, 2009	December 31,
	(unaudited)	2008
Current assets
Cash and cash equivalents	$78,701	$944,941
Accounts receivable, net	6,756,436	8,069,039
Deferred costs	3,878,369	3,705,483
Inventory, net	3,120,434	2,643,466
Prepaid expenses	53,281	25,059
Total current assets	13,887,221	15,387,988

Property and Equipment (Note 2)	259,331	259,331
Less accumulated depreciation and amortization	(190,911)	(181,170)
Net property and equipment	68,420	78,161

Other assets
Investments	-	-
Other assets, net (Note 3)	181,521	97,875
Goodwill	4,860,663	4,860,663
Total other assets	5,042,184	4,958,538

Total assets	$18,997,825	$20,424,687

(Consolidated balance sheets continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Balance Sheets
(Continued)
March 31, 2009 and December 31, 2008

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

	March 31, 2009	December 31,
	(unaudited)	2008
Current liabilities
Bank line of credit (Note 5)	$2,289,000	$3,377,208
Current portion of note payable to bank	450,000	600,000
Accounts payable	8,358,626	7,864,693
Accrued liabilities (Note 4)	3,619,445	4,032,667
Unearned revenue	8,833,757	8,690,151
Current portion of subordinated debt	1,167,617	1,353,800
Deferred compensation	152,410	-
Total current liabilities	24,870,855	25,918,519

Long-term liabilities
Note payable to bank (Note 6)	-	-
Subordinated debt (Note 7)	2,866,024	2,866,024
Total liabilities	27,736,879	28,784,543

Commitments, contingencies, and litigation
(Notes 11 and 12)

Stockholders’ equity (deficit)
Common stock, no par value, authorized 10,000
shares, issued and outstanding 10,000 shares	1,000	1,000
Additional paid-in capital	2,326,123	2,326,123
Retained (deficit)	(9,839,608)	(9,432,253)
Unearned ESOP shares (Note 8)	(1,226,569)	(1,254,726)
Total stockholders’ (deficit)	(8,739,054)	(8,359,856)

Total liabilities & stockholders' equity	$18,997,825	$20,424,687

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Operations
Quarters Ended March 31, 2009 and 2008

	3/31/2009			3/31/2008

Net sales	11,664,427	100.0%		$13,097,086	100.0%

Cost of sales	9,623,530	82.5		10,479,184	80.0

Gross profit	2,040,897	17.5		2,617,902	20.0

Selling, general and administrative
expenses	2,177,861	18.7%		2,597,739	19.8

Operating income	(136,964)	(1.2)%		20,163	0.2

Other income (expense):
Other expense	10,055	0.1%		(110,550)	(0.8)
ESOP contribution, net	(28,156)	(0.2)%		(44,625)	(0.3)
Interest income	16,468	0.1%		17,874	0.1
Interest (expense)	(267,758)	(2.3)%		(309,659)	(2.4)
Loss on sale of property and
equipment	-	-		-
Total other (expense)	(269,391)	(2.3)%		(446,960)	(3.4)

(Loss) from continuing operations
before income taxes	(406,355)	(3.5)		(426,797)	-

Provision (benefit) for income taxes
(Note 10)	1,000	-		2,200	-

(Loss) from continuing operations	$(407,355)	(3.5	) %	$(428,997)	(3.5	) %

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Stockholders’ (Deficit)
Quarter Ended March 31, 2009

	Shares		Additional	Retained	Unearned	Total
	Issued and	Common	Paid-in	Earnings	ESOP	Stockholders’
	Outstanding	Stock	Capital	(Deficit)	Shares	(Deficit)

Balance at December 31, 2008	10,000	$1,000	$2,326,123	$(9,432,253)	$(1,254,726)	$(8,359,856)

ESOP contribution	-	-	-	-	28,156	28,156

Stock options redeemed at
December 31, 2007	-	-	-	-	-	-

Net (loss) for the year
December 31, 2008	-	-	-	(407,355)	-	(407,355)

Balance at March 31, 2009	10,000	$1,000	$2,326,123	$(9,839,608)	$(1,226,570)	$(8,739,055)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Cash Flows
Quarters Ended March 31, 2009 and 2008

	3/31/2009	3/31/2008

Cash flows from operating activities
Cash received from customers	$12,977,030	$10,662,554
Cash paid to suppliers and employees	(12,194,112)	(10,465,298)
ESOP contribution	(28,157)	(26,752)
Other expense	26,523	(112,750)
Interest received	16,468	17,873
Interest paid	(267,758)	(309,659)
Net cash provided (applied) from operating activities	529,994	(234,032)

Cash flows from investing activities
Acquisitions of property and equipment	-	(5,251)
Net cash (applied) from investing activities	-	(5,251)

Cash flows from financing activities
Net activity on bank line of credit	(1,088,208)	49,254
Proceeds from issuance of subordinated debt	(186,183)	-
Principal repayments from ESOP	28,157	26,752
Repayments on note payable to bank	(150,000)	(150,000)
Net cash provided from financing activities	(1,396,234)	(73,994)

Net increase (decrease) in cash and cash equivalents	(866,240)	(313,277)

Cash and cash equivalents at beginning of year	944,941	597,524

Cash and cash equivalents at end of year	$78,701	$284,247

(Consolidated statements of cash flows continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Cash Flows
(Continued)
Quarters Ended March 31, 2009 and 2008

RECONCILIATION OF NET (LOSS) TO NET CASH
PROVIDED (APPLIED) FROM OPERATING ACTIVITIES

	3/31/2009	3/31/2008

Net (loss)	$(407,355)	$(202,320)

Adjustments to reconcile net (loss) to net cash
provided (applied) from operating activities:
Depreciation and amortization	9,741	15,165
	(397,614)	(187,155)

Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable	1,312,603	2,434,532
Deferred costs	(172,886)	(207,068)
Inventory	(476,968)	2,383,127
Prepaid expenses	(28,222)	200,422
Other assets	(83,646)	(8,355)
Increase (decrease) in:
Accounts payable	493,933	(1,775,209)
Accrued liabilities	(413,222)	(1,179,098)
Unearned revenue	143,606	(1,951,366)
Customer deposits	152,410	-
Deferred compensation	-	52,112
	927,608	(50,903)

Net cash provided (applied) from operating activities	$529,994	$(238,058)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Cash Flows
(Continued)
Quarters Ended March 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements of DecisionPoint Systems Holding, Inc. (“Company”) have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated.  The interim results for the period ended March 31, 2009, are not necessarily indicative of results for the full 2009 fiscal year or any other future interim periods, as more fully described in the annual report included elsewhere in this registration statement.